                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report, dated December 3, 1999, on the consolidated financial statements of GTE Wireless Incorporated and land-based wireless subsidiaries included in this Form 8-K, into the following previously filed Registration Statements:


         1.    Form S-8 of GTE Corporation (File No. 33-20178)

         2.    Form S-8 of GTE Corporation (File No. 33-65025)

         3.    Form S-3 of GTE Corporation (File No. 33-61661)

         4.    Form S-4 of GTE Corporation (File No. 33-37530)

         5.    Form S-8 of GTE Corporation (File No. 33-39297)

         6.    Form S-8 of GTE Corporation (File No. 33-50111)

         7.    Form S-8 of GTE Corporation (File No. 333-31455)

         8.    Form S-8 of GTE Corporation (File No. 333-31451)

         9.    Form S-8 of GTE Corporation (File No. 333-43025)




Atlanta, Georgia                              /s/ ARTHUR ANDERSEN LLP
December 27, 1999